Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-268141, 333-267140, and 333-245006 each on Form S-8 and in Registration Statement Nos. 333-264068, 333-258103, 333-263510, and 333-261112 each on Form S-3 of Nikola Corporation of our report dated March 1, 2022, relating to the financial statements of Romeo Power, Inc. appearing in this Current Report on Form 8-K/A dated November 28, 2022.

/s/ Deloitte & Touche LLP

Los Angeles, California

November 28, 2022